Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Proxy Statement constituting a part of this Registration Statement Amendment No. 3 on Form S-4 of our report dated January 27, 2021, relating to the financial statements of Pathfinder Acquisition Corporation, which is contained in that Proxy Statement. We also consent the reference to our Firm under the caption “Experts” in the Proxy Statement.

/s/ WithumSmith+Brown, PC

New York, New York

November 3, 2021